                                                                                                             EXHIBIT 11


                                                 WPS RESOURCES CORPORATION

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=======================================================================================================================
INFORMATION WITH RESPECT TO THE COMPUTATION
OF EARNINGS PER SHARE OF COMMON STOCK                        Three Months Ended                   Six Months Ended
(Thousands)                                                        June 30                             June 30
                                                           1998              1997              1998              1997
=======================================================================================================================

Shares of common stock at beginning of period             23,860            23,878            23,864            23,883
Shares of common stock purchased for deferred
  compensation trust -

     Date of deferred               Number
compensation trust purchase       of Shares
---------------------------       ---------
January 20, 1998                      1                                                            1
February 23, 1998                     1                                                            1
March 23, 1998                        2                                                            2
April 20, 1998                        1                        1                                   1
May 20, 1998                          1                        1                                   1
June 23, 1998                         2                        2                                   2
January 20, 1997                      2                                                                              2
February 20, 1997                     1                                                                              1
March 20, 1997                        2                                                                              2
April 21, 1997                        2                                          2                                   2
May 20, 1997                          2                                          2                                   2
June 20, 1997                         2                                          2                                   2
-----------------------------------------------------------------------------------------------------------------------
Shares of common stock at end of period                   23,856            23,872            23,856            23,872
=======================================================================================================================

Computation of daily weighted average
  shares:

Shares of common stock at
  beginning of period -

                      Number       Number
                        of           of
                       Days        Shares
                      ------       ------
June 30, 1997           19         23,883                                                                      453,772
June 30, 1997           20         23,877                                  477,545
June 30, 1998           19         23,864                                                    453,416
June 30, 1998           19         23,860                453,340

Shares of common stock after
  purchase for deferred compensation trust -

                      Number       Number
                        of           of
                       Days        Shares
                      ------       ------
June 30, 1998           34         23,862                                                    811,308
June 30, 1998           28         23,861                                                    668,108
June 30, 1998           28         23,860                                                    668,080
June 30, 1998           30         23,859                715,770                             715,770
June 30, 1998           34         23,858                811,172                             811,172
June 30, 1998            8         23,856                190,848                             190,848
June 30, 1997           31         23,881                                                                      740,297
June 30, 1997           28         23,879                                                                      668,617
June 30, 1997           32         23,877                                                                      764,072
June 30, 1997           29         23,876                                  692,393                             692,393
June 30, 1997           31         23,874                                  740,096                             740,096
June 30, 1997           11         23,872                                  262,593                             262,593
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Total days - weighted                                  2,171,130         2,172,627         4,318,702         4,321,840
=======================================================================================================================

Average number of shares of common
  stock based on daily
  weighted average computations                           23,858            23,875            23,860            23,878
=======================================================================================================================

Earnings on common stock, as set forth
  in statements of income                                 $9,879            $9,571           $26,980           $27,806
=======================================================================================================================

Earnings per share of common stock based on
  weighted average shares                                  $0.41             $0.40             $1.13             $1.16
=======================================================================================================================

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The accompanying notes to financial statements are an integral part of these statements.

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